Exhibit 99

FOR IMMEDIATE RELEASE	Investor Contact: Chris Gay 308-255-2905 Cabela’s Incorporated Media Contact: Joe Arterburn 308-255-1204 Cabela’s Incorporated

CABELA’S ANNOUNCES EXECUTIVE PROMOTIONS
Six Leaders Promoted to Better Align Company to Meet its Strategic Initiatives

SIDNEY, Neb. (January 19, 2010) – Cabela’s Incorporated (NYSE: CAB) announced today a series of executive promotions.  The six promoted executives are Patrick A. Snyder, Brian J. Linneman, Ralph W. Castner, Joseph M. Friebe, Charles Baldwin and Michael Copeland.

The promoted executives now hold these titles and responsibilities:

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Patrick A. Snyder, Executive Vice President and Chief Marketing Officer.  Mr. Snyder previously served as Senior Vice President of Merchandising and Marketing.  Under Mr. Snyder’s leadership, the Company is consolidating responsibility for its e-commerce and catalog businesses.  Mr. Snyder will continue his current responsibilities for market research/analysis, retail advertising, brand management and media relations.

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Brian J. Linneman, Executive Vice President and Chief Merchandising Officer.  Previously Senior Vice President of Global Supply Chain and Operations, Mr. Linneman will be responsible for merchandising, planning, inventory, visual merchandising and strategic planning/process improvement.

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Ralph W. Castner, Executive Vice President and Chief Financial Officer of Cabela’s and Chairman of the Board of World’s Foremost Bank.  Previously Vice President and Chief Financial Officer, and Chairman of the Board of World’s Foremost Bank, the Company’s wholly-owned bank subsidiary, Mr. Castner will continue his current responsibilities for finance, accounting, investor relations, tax, internal audit, legal, and risk management.  Mr. Castner will also take on responsibilities for real estate, construction and facilities.

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Joseph M. Friebe, Executive Vice President of Cabela’s and President and Chief Executive Officer of World’s Foremost Bank.  Previously Vice President, and President and Chief Executive Officer of World’s Foremost Bank, Mr. Friebe will continue to lead World’s Foremost Bank.

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Charles Baldwin, Executive Vice President and Chief Administrative Officer.  Previously Vice President and Chief Human Resources Officer, Mr. Baldwin will continue his current responsibilities for human resources and take on responsibilities for information systems, call centers and the Company’s Outdoor Adventures division.

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Michael Copeland, Executive Vice President and Chief Operations Officer.  Previously Vice President of Retail Operations, Mr. Copeland will continue his responsibilities for retail operations in the United States, as well as asset protection, and will take on responsibilities for operations in Canada.

“These promotions better align our executive management team to meet our strategic initiatives – Focus on the Customer; Improve Merchandising Performance; Improve Retail Profitability; Retail Expansion; and Direct Channel Growth,” said Tommy Millner, Cabela’s Chief Executive Officer.  “Each of these executives has made significant contributions to Cabela’s and will play an important role in leading us into the future.  I am looking forward to further leveraging their talents in expanded roles.”

The Company also announced that Angelo Sakis, Vice President of International Business Development and Operation, will now report directly to Mr. Millner.

Finally, the Company announced plans to hire an Executive Vice President and Chief Supply Chain Officer.  In the interim, Mr. Linneman will be responsible for distribution/fulfillment and global sourcing.

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is a leading specialty retailer, and the world’s largest direct marketer, of hunting, fishing, camping and related outdoor merchandise. Since the Company’s founding in 1961, Cabela’s® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World’s Foremost Outfitter®. Through Cabela’s growing number of retail stores and its well-established direct business, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service. Cabela’s also issues the Cabela’s CLUB® Visa credit card, which serves as its primary customer loyalty rewards program. Cabela’s stock is traded on the New York Stock Exchange under the symbol “CAB”.

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